Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Certificate of Principal Financial Officer
In connection with the Annual Report of NewLake Capital Partners, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa Meyer, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

NEWLAKE CAPITAL PARTNERS, INC.

Date: March 5, 2026	/s/ Lisa Meyer
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)
This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to NewLake Capital Partners, Inc. and will be retained by NewLake Capital Partners, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.